SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 17, 2004

(Date of earliest event reported)

NEW PEOPLES BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-33411 (Commission File Number)	31-1804543 (IRS Employer Identification No.)

2 Gent Drive Honaker, Virginia (Address of principal executive offices)	24260 (Zip Code)

Registrant’s telephone number, including area code:

(276) 873-6288

Item 5.

Other Events and Regulation FD Disclosure.

The Registrant will hold its 2004 annual meeting of shareholders on May 26, 2004.  This date reflects a change from prior years, when the Registrant’s annual meeting of shareholders was held later in the year.

In addition, effective as of March 17, 2004, the Registrant amended Article II, Section 3, of its Bylaws with respect to the scheduling of its annual meeting of shareholders.  The complete text of the Bylaws, as amended, is filed as an exhibit to this report.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.

Description

3.1

Bylaws of New Peoples Bankshares, Inc. (restated in electronic format as of March 17, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

        (Registrant)

Date:  April 15, 2004

By:  /s/ C. Todd Asbury

C. Todd Asbury

Senior Vice President and

   Chief Financial Officer